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                                                                      EXHIBIT 11





                           AMC, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                                    Three Months Ended              Period From October 2, 1995
                                                                      May 31, 1996   .               1995 through May 31, 1996
                                                                    ----------------                ---------------------------
Net earnings                                                            $  417,425                            $ 3,048,629
Weighted average number of outstanding common shares                    62,173,153                             62,173,153
Earnings per common and common stock equivalent shares                  $      .01                            $       .05
                                                                        ==========                            ===========
Assumed earnings increases due to exercise of warrants                  $  205,000                            $   547,000
                                                                        ----------                            -----------
Adjusted net earnings                                                      622,425                              3,595,629
Additional shares assumed issued due to exercise of
  warrants                                                              16,736,548                             16,736,548
                                                                        ----------                            -----------
Adjusted weighted average number of outstanding common
  shares                                                                78,909,701                             78,909,701
Earnings per common and common stock equivalent
  shares fully diluted                                                         .01                                    .05
                                                                        ==========                            ===========